Clearwater Analytics Announces First Quarter 2026 Financial Results

Quarterly Revenue of $221.2 Million, Up 74% Year-Over-Year
Annualized Recurring Revenue of $872 Million, Up 77% Year-Over-Year
Adjusted EBITDA of $77.4 Million, Up 72% Year-Over-Year

BOISE, Idaho — May 7, 2026 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“CWAN” or the “Company”), the most comprehensive technology platform for investment management, today announced its financial results for the quarter ended March 31, 2026.
“We delivered a strong start to 2026 with Q1 revenue of $221.2 million, up 74% year-over-year. GenAI tools are woven into the fabric of our organization, enabling both technical and non-technical employees to deliver internal automation and new products at unprecedented speeds,” said Sandeep Sahai, CEO at CWAN. “This is enabling strong profitability with Non-GAAP Gross Profit growing 73% year-over-year to a record $172.7 million. Adjusted EBITDA grew 71.8% year-over-year to $77.4 million, reaching a near-record margin of 35%.”
“Now that we have completed a full year since acquiring Enfusion, Beacon, and Bistro, we are seeing clear validation of the strategic rationale we presented," continued Sahai. "CWAN’s comprehensive front‑to‑back platform continues to resonate with clients and is influencing investment management workflows worldwide. The strength of our product portfolio, the expertise of our teams, and the scale of our offerings provide a robust foundation for CWAN’s continued leadership in rapid development and commercialization of best‑in‑class technologies.”

First Quarter 2026 Financial Results Summary
•Revenue: Total revenue for the first quarter of 2026 was $221.2 million, an increase of 74%, from $126.9 million in the first quarter of 2025.
•Gross Profit: Gross profit for the first quarter of 2026 increased to $145.5 million, which equates to a 65.8% GAAP gross margin, compared with gross profit of $92.9 million and GAAP gross margin of 73.3% in the first quarter of 2025. Non-GAAP gross profit for the first quarter of 2026 was $172.7 million, which equates to a 78.1% non-GAAP gross margin, compared with non-GAAP gross profit of $100.1 million and non-GAAP gross margin of 78.9% in the first quarter of 2025.
•Net Income/(Loss): Net loss for the first quarter of 2026 was $2.8 million, compared with net income of $6.5 million in the first quarter of 2025. Non-GAAP net income for the first quarter of 2026 increased to $48.6 million, an increase of 39.5% from $34.9 million in the first quarter of 2025.
•Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2026 was $77.4 million, an increase of 72%, from $45.1 million in the first quarter of 2025. Adjusted EBITDA margin for the first quarter of 2026 was 35.0%, an increase from 34.1% in the fourth quarter of 2025.
•Cash Flows: Operating cash flows for the first quarter of 2026 were $17.7 million. Free cash flows for the first quarter of 2026 were $11.2 million.
•Net Loss Per Share and Non-GAAP Net Income Per Share: Net loss per basic and diluted share was $0.01 in the first quarter of 2026. Non-GAAP net income per basic and diluted share was $0.16 in the first quarter of 2026, an increase of 23% compared to Q1 of 2025.
•Cash, cash equivalents, and investments were $81.5 million as of March 31, 2026. Total debt, net of debt issuance cost, was $806.4 million as of March 31, 2026.

First Quarter 2026 Key Metrics Summary
•Annualized Recurring Revenue: As of March 31, 2026, annualized recurring revenue (“ARR”) reached $872 million, an increase of 77% from $494 million as of March 31, 2025.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the number of days in the month and multiplying by 365.
•Gross Revenue Retention Rate: As of March 31, 2026, the gross revenue retention rate was 97%.
Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.
•Net Revenue Retention Rate: As of March 31, 2026, the net revenue retention rate was 108%.
Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.
Recent Business Highlights
•On December 20, 2025, the Company entered into an Agreement and Plan of Merger to be acquired in a transaction (the “Proposed Transaction”) valued at approximately $8.4 billion by a Permira and Warburg Pincus-led investor group, with participation from Temasek, and key support from Francisco Partners (collectively, the “Investor Group”). Under the terms of the agreement, Company stockholders will receive $24.55 per share in cash upon completion of the Proposed Transaction.

•On May 6, 2026, CWAN shareholders voted to adopt the Agreement and Plan of Merger, approving the Company’s acquisition by the Investor Group.

•CWAN has now obtained all required regulatory approvals for the proposed acquisition, except for the Australia Foreign Investment Review Board (“FIRB”) approval. An FIRB application was submitted in the second quarter of 2026. Subject to the approval by the Australian Treasurer pursuant to the FIRB approval process and the satisfaction or waiver of other customary closing conditions, CWAN currently expects to close the Proposed Transaction in the second quarter of 2026.

•Orange Investment Advisors successfully implemented Enfusion by CWAN to modernize its front‑to‑back investment operations across structured credit. The unified PMS, OMS, and execution platform—combined with Clearwater’s Beacon analytics—provides real‑time data, enhanced transparency, and faster, more accurate reporting. The deployment streamlines workflows across front, middle, and back office, reducing manual reconciliation and improving client responsiveness.

•Dunamis Asset Management, an onshore Korean hedge fund manager that has also recently expanded to Hong Kong, was recently onboarded; they selected Enfusion by Clearwater to support its domestic and international operations. As a recognized global leader in Korea’s hedge fund ecosystem, Dunamis required a comprehensive platform for order execution, position management, risk management, and operational transparency, including seamless shadow accounting and control-level reconciliation with fund administrators, prime brokers and allocators. They chose Enfusion by Clearwater for its established presence in the Asia-Pacific region and proven success enabling international growth. This client win underscores how sophisticated hedge fund managers increasingly rely on Clearwater Analytics to accelerate global expansion.

Earnings Conference Call and Guidance
As a result of the execution of a definitive agreement under which the Investor Group will acquire all of the outstanding shares of the Company's common stock in an all-cash transaction, as announced on December 21, 2025, the Company will not host an earnings conference call or webcast to discuss its first quarter 2026 financial results nor provide forward-looking guidance.
About CWAN
CWAN (NYSE: CWAN) is transforming investment management with the industry’s most comprehensive cloud-native platform for institutional investors across global public and private markets. While legacy systems create risk, inefficiency, and data fragmentation, CWAN’s single-instance, multi-tenant architecture delivers real-time data and AI-driven insights throughout the investment lifecycle. The platform eliminates information silos by integrating portfolio management, trading, investment accounting, reconciliation, regulatory reporting, performance, compliance, and risk analytics in one unified system. Serving leading insurers, asset managers, hedge funds, banks, corporations, and governments, CWAN supports over $10 trillion in assets globally. Learn more at www.cwan.com.
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Investor Contact:
Kamil Mielczarek | +1 208-510-6856 | investors@cwan.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@cwan.com
Use of non-GAAP Information
This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.
The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.
The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company's expectations with respect to the proposed transaction, including the timing thereof, and the Company’s possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,”

“potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the Company’s current expectations and include, but are not limited to: (A) risks related to the Proposed Transactions, including (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the Proposed Transaction, including in circumstances which would require the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (v) risks related to the Proposed Transaction diverting management’s attention from the Company’s ongoing business operations; (vi) the risk of shareholder litigation in connection with the Proposed Transaction, including resulting expense or delay; (vii) certain restrictions during the pendency of the Proposed Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (viii) risks that the anticipated benefits of the Proposed Transaction are not realized when and as expected; (ix) the availability of capital and financing and rating agency actions in connection with the Proposed Transaction; (B) ongoing risks such as those related to (i) the Company’s ability to successfully integrate the operations and technology of its acquisitions of Enfusion, Beacon and Bistro (the “Acquisitions”) with those of the Company and to obtain third party data rights, retain and incentivize the employees of the Acquisitions following the close of the Acquisitions, retain the Acquisitions’ clients, repay debt incurred in connection with the Acquisitions and meet financial covenants to be imposed in connection with such debt; (ii) risks that synergies and growth from the Acquisitions may not be fully realized or may take longer to realize than expected, (iii) the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, (iv) competitors in its industry, (v) the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, (vi) the Company's ability to manage growth, (vii) the Company’s ability to attract and retain skilled employees, (viii) the possibility that the Company’s solutions fail to perform properly, (ix) disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, (x) the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, (xi) factors related to the Company's ownership structure; and (C) other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 18, 2026 (as amended by Amendment No. 1 thereto, filed with the SEC on April 1, 2026), and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.
Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.
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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	March 31	December 31
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$81,507	$91,245
Accounts receivable, net	169,630	167,348
Prepaid expenses and other current assets	43,107	36,977
Total current assets	294,244	295,570
Property, equipment and software, net	30,454	26,607
Operating lease right-of-use assets, net	51,639	34,300
Deferred contract costs, non-current	11,044	13,017
Debt issuance costs - line of credit	3,268	3,467
Deferred tax assets, net	702,300	695,998
Intangible assets, net	660,650	687,578
Goodwill	1,268,440	1,270,056
Other non-current assets	4,816	5,336
Total assets	$3,026,855	$3,031,929
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,630	$4,096
Accrued expenses and other current liabilities	78,605	112,249
Notes payable, current portion	8,000	8,000
Deferred revenue	28,027	21,860
Operating lease liability, current portion	14,210	15,138
Total current liabilities	130,472	161,343
Notes payable, less current maturities and unamortized debt issuance costs	798,399	814,643
Operating lease liability, less current portion	40,228	22,555
Other long-term liabilities	3,194	2,296
Total liabilities	972,293	1,000,837
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 297,249,547 shares issued and outstanding as of March 31, 2026, 291,426,648 shares issued and outstanding as of December 31, 2025	297	291
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, 1,113,136 share issued and outstanding as of March 31, 2026; and 2,017,754 share issued and outstanding as of December 31, 2025	1	2
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, no share issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, no share issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in-capital	1,784,861	1,754,387
Accumulated other comprehensive income	2,777	7,089
Retained earnings	261,564	259,963
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	2,049,500	2,021,732
Non-controlling interests	5,062	9,360
Total stockholders' equity	2,054,562	2,031,092
Total liabilities and stockholders' equity	$3,026,855	$3,031,929

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$221,228	$126,864
Cost of revenue(1)	75,681	33,924
Gross profit	145,547	92,940
Operating expenses:
Research and development(1)	57,050	37,400
Sales and marketing(1)	46,241	19,631
General and administrative(1)	33,266	28,827
Total operating expenses	136,557	85,858
Income from operations	8,990	7,082
Interest expense	12,646	919
Other income, net	(51)	(2,323)
Income (loss) before income taxes	(3,605)	8,486
Provision for (benefit from) income taxes	(809)	1,550
Net income (loss)	(2,796)	6,936
Less: Net income (loss) attributable to non-controlling interests	(20)	426
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$(2,776)	$6,510

Net income (loss) per share attributable to Class A and Class D common stockholders stock:
Basic	$(0.01)	$0.03
Diluted	$(0.01)	$0.03

Weighted average shares of Class A and Class D common stock outstanding:
Basic	294,989,154	237,324,564
Diluted	294,989,154	246,212,517

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$4,323	$3,464
Operating expenses:
Research and development	7,065	8,698
Sales and marketing	8,793	4,009
General and administrative	8,394	7,541
Total equity-based compensation expense	$28,575	$23,712

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income (loss)	$(2,796)	$6,936
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,557	3,146
Noncash operating lease cost	4,123	2,375
Equity-based compensation	28,575	23,712
Amortization of deferred contract acquisition costs	3,121	1,350
Amortization of debt issuance costs, included in interest expense	954	69
Provision for bad debt	216	—
Deferred tax (benefit) expense	(2,000)	1,250
Accretion of discount on investments	—	(284)
Realized gain on investments	—	(112)
Gain on disposal of fixed assets	(80)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(2,498)	(5,296)
Prepaid expenses and other assets	(4,078)	(2,576)
Deferred contract acquisition costs	(3,006)	7
Accounts payable	(2,458)	(918)
Accrued expenses and other liabilities	(32,824)	(5,124)
Tax receivable agreement liability	—	(35)
Other long-term liabilities	869	—
Net cash provided by operating activities	17,675	24,500
INVESTING ACTIVITIES
Purchases of property, equipment and software	(6,440)	(1,468)
Purchase of held to maturity investments	—	(4,686)
Proceeds from sale of available-for-sale investments	—	89,479
Proceeds from maturities of investments	—	16,200
Net cash (used in) provided by investing activities	(6,440)	99,525
FINANCING ACTIVITIES
Taxes paid related to net share settlement of equity awards	(2,248)	(24,402)
Repayments of borrowings	(17,000)	(688)
Payment of debt issuance costs	—	(2,159)
Net cash used in financing activities	(19,248)	(27,249)
Effect of exchange rate changes on cash and cash equivalents	(1,725)	1,033
Change in cash and cash equivalents during the period	(9,738)	97,809
Cash and cash equivalents, beginning of period	91,245	177,350
Cash and cash equivalents, end of period	$81,507	$275,159
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$21,708	$1,282
Cash paid for income taxes	$1,154	$583
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property, equipment and software included in accounts payable and accrued expense	$202	$64
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$—	$29
Acquisition of intangible assets paid in common stock	$—	$102,729
Acquisition holdback liability included in accrued expenses and other liabilities	$—	$10,000

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended March 31,
	2026		2025
	(in thousands, except percentages)
Net income (loss)	$(2,796)	(1%)	$6,936	5%
Adjustments:
Interest expense	12,646	5%	919	1%
Depreciation and amortization	29,557	13%	3,146	2%
Equity-based compensation expense and related payroll taxes	32,827	15%	27,562	22%
Transaction expenses(1)	6,051	3%	7,280	6%
Provision for (benefit from) income taxes	(809)	0%	1,550	1%
Other income, net	(51)	0%	(2,323)	(2%)
Adjusted EBITDA	$77,425	35%	$45,070	35%
Revenue	$221,228	100%	$126,864	100%
(1) Transaction expenses primarily consist of professional fees and administrative costs for the Proposed Transaction and closed acquisitions.

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$17,675	$24,500
Less: Purchases of property, equipment and software	6,440	1,468
Free Cash Flow	$11,235	$23,032

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$221,228	$126,864

Gross profit	$145,547	$92,940
Adjustments:
Equity-based compensation expense and related payroll taxes	5,182	4,374
Depreciation and amortization	21,995	2,764
Gross profit, non-GAAP	$172,724	$100,078
As a percentage of revenue, non-GAAP	78%	79%

Cost of Revenue	$75,681	$33,924
Adjustments:
Equity-based compensation expense and related payroll taxes	5,182	4,374
Depreciation and amortization	21,995	2,764
Cost of revenue, non-GAAP	$48,504	$26,786
As a percentage of revenue, non-GAAP	22%	21%

Research and development	$57,050	$37,400
Adjustments:
Equity-based compensation expense and related payroll taxes	8,390	9,827
Depreciation and amortization	753	122
Research and development, non-GAAP	$47,907	$27,451
As a percentage of revenue, non-GAAP	22%	22%

Sales and marketing	$46,241	$19,631
Adjustments:
Equity-based compensation expense and related payroll taxes	10,132	5,000
Depreciation and amortization	6,297	153
Sales and marketing, non-GAAP	$29,812	$14,478
As a percentage of revenue, non-GAAP	13%	11%

General and administrative	$33,266	$28,827
Adjustments:
Equity-based compensation expense and related payroll taxes	9,123	8,361
Depreciation and amortization	512	107
Transaction expenses	6,051	7,280
General and administrative, non-GAAP	$17,580	$13,079
As a percentage of revenue, non-GAAP	8%	10%

Income from operations	$8,990	$7,082
Adjustments:
Equity-based compensation expense and related payroll taxes	32,827	27,562

Depreciation and amortization	29,557	3,146
Transaction expenses	6,051	7,280
Income from operations, non-GAAP	$77,425	$45,070
As a percentage of revenue, non-GAAP	35%	36%

Net income (loss)	$(2,796)	$6,936
Adjustments:
Equity-based compensation expense and related payroll taxes	32,827	27,562
Depreciation and amortization	29,557	3,146
Transaction expenses	6,051	7,280
Tax impacts of adjustments to net income (loss) (1)	(17,017)	(10,069)
Net income, non-GAAP	$48,622	$34,855
As a percentage of revenue, non-GAAP	22%	27%

Net income per share - basic, non-GAAP	$0.16	$0.15
Net income per share - diluted, non-GAAP	$0.16	$0.13

Weighted average common shares outstanding - basic	294,989,154	237,324,564
Weighted average common shares outstanding - diluted	303,076,722	258,754,627
(1)The non-GAAP effective tax rate was 25% for the three months ended March 31, 2026 and 2025, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share.